                                                               EXHIBIT 21.1

                          CABOT INDUSTRIAL TRUST

                               SUBSIDIARIES

                                                     STATE OF INCORPORATION
              NAME                                      OR ORGANIZATION
              ----                                   ----------------------
      Cabot Industrial Properties, L.P.                            Delaware
      Cabot Industrial Properties Holding, Inc.                    Delaware
      Cabot Industrial Members LLC                                 Delaware
      Annapolis Junction Land Limited Partnership                  Maryland
      Bristol Property, LLC                                        Maryland
      BWI Warehouse #4 Limited Partnership                         Maryland
      Fontana Property 6, LLC                                      Maryland
      Fontana Property 7, LLC                                      Maryland
      GR-6 Limited Partnership                                     Maryland
      GR-7 Limited Partnership                                     Maryland
      Guilford Property, LLC                                       Maryland
      Lithicum Property, LLC                                       Maryland
      Meadows Business Center, LLC (50% interest)                  Georgia
      Port Capital Center LLP                                      Maryland
      Rowland Street Holdings, LLC                                 Delaware
      West Nursery Land Holding Limited Partnership                Maryland